Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Core Industries Inc on Form S-8, of our reports dated October 11, 1995, on our audits of the consolidated financial statements and financial statement schedule respectively, of Core Industries Inc as of August 31, 1995 and 1994, and for each of the three years in the period ended August 31, 1995, which reports are incorporated by reference or included in this Annual Report on Form 10-K.


/s/ COOPERS & LYBRAND L.L.P.
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Coopers & Lybrand L.L.P.


Detroit, Michigan
November 17, 1995

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